SCHEDULE A

(as amended on April 1, 2016 to add DoubleLine Infrastructure Income Fund)

Funds

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald Redell
NAME: Ronald Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Cris Santa Ana
NAME: Cris Santa Ana
TITLE: Authorized Signer

SCHEDULE B

(as amended on April 1, 2016 to add DoubleLine Infrastructure Income Fund)

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Global Bond Fund	0.50%
DoubleLine Infrastructure Income Fund	0.50%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald Redell
NAME: Ronald Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Cris Santa Ana
NAME: Cris Santa Ana
TITLE: Authorized Signer